UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2018

Global Bridge Capital, Inc.

(Name of Small Business Issuer in its charter)

Delaware	333-215528	38-4015038
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15-7 Tower B, The Vertical Business Suite, Bangsar South City,

No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

Telephone: +603-86053699

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors

On February 9, 2018 Jeremy Mah Waye Shawn and Phang Kuang Yoang were each appointed as a Director by our Board of Directors with unanimous approval.

Phang Kuang Yoang is also our current Chief Financial Officer and Chief Accounting Officer. Jeremy Mah Waye Shawn is also our current Chief Investment Officer. Biographical information for Phang Kuang Yoang and Jeremy Mah Waye Shawn can be found in our Form 10-K filed on November 28, 2017, which has not been materially altered subsequent to the date of filing.

Item 8.01 Other Events

On February 9, 2018 the board unanimously approved to issue the following number of shares of restricted common stock to each of the respective individuals. All shares were issued for services rendered to the Company, and no monies were paid for any shares. Shares were issued at par value $0.0001 on February 9, 2018.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of common stock

2) Phang Kuang Yoang - 1,250,000 restricted shares of common stock

3) Benny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Dennis Patrick McMahon - 100,000 restricted shares of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Bridge Capital, Inc.

Dated: February 13, 2018

By: /s/ Tan Yu Chai

Tan Yu Chai

Chief Executive Officer